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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 1997
                                                    REGISTRATION NO. 33-________
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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          ------------------------

                       POST EFFECTIVE AMENDMENT NO. 1
                   TO FORM S-8, REGISTRATION NO. 33-33378,
                      REGISTRATION STATEMENT UNDER THE
                           SECURITIES ACT OF 1933

                          ------------------------

                               SERV-TECH, INC.
           (Exact name of registrant as specified in its charter)


                 TEXAS                                         74-1398757
     (State or other jurisdiction                           (I.R.S. Employer
  of incorporation or organization)                        Identification No.)


      5200 CEDAR CREST BOULEVARD
            HOUSTON, TEXAS                                        77087
(Address of Principal Executive Offices)                        (Zip Code)


              SERV-TECH, INC. 1986 INCENTIVE STOCK OPTION PLAN
              SERV-TECH, INC. 1989 INCENTIVE STOCK OPTION PLAN
              SERV-TECH, INC. 1989 DIRECTOR STOCK OPTION PLAN
                          (Full title of the plans)

                              FRANK A. PERRONE
                               SERV-TECH, INC.
                         5200 CEDAR CREST BOULEVARD
                            HOUSTON, TEXAS 77087
                   (Name and address of agent for service)

                               (713) 644-9974
        (Telephone number, including area code, of agent for service)

                          ------------------------

         This Post-Effective Amendment No. 1 to Form S-8, Registration No. 33-33378 (this "Amendment"), is being filed by Serv-Tech, Inc., a Texas corporation (the "Registrant"), for the purpose of removing from registration the shares of the Registrant's Common Stock under the Serv-Tech, Inc. 1986 Incentive Stock Option Plan, the Serv-Tech, Inc. 1989 Incentive Stock Option Plan and the Serv-Tech, Inc. 1989 Director Stock Option Plan pursuant to Registration Statement 33-33378 that were not issued on or before the date of this Amendment.

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                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 7, 1997.

                                SERV-TECH, INC.


                                By:      /s/ ROBERT M. CHISTE
                                   ------------------------------------
                                             ROBERT M. CHISTE
                                          Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities indicated on August 7, 1997.

           SIGNATURE                                       TITLE


    /s/ ROBERT M. CHISTE                           Chief Executive Officer
------------------------------                  (Principal Executive Officer)
        ROBERT M. CHISTE


    /s/ MARVIN BOUGHTON                             Corporate Controller
------------------------------                (Principal Accounting Officer and
        MARVIN BOUGHTON                          Principal Financial Officer)


    /s/ COLIN SOULE                                       Director
------------------------------
        COLIN SOULE




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